Exhibit 10.16

Tennessee Valley Authority

Coal Supply & Origination

1101 Market Street, MR 2D

Chattanooga. Tennessee 37402-2801

CONTRACT SUPPLEMENT

TO:	Armstrong Coal Company	Supplement No.	8
	7733 Forsyth Boulevard - Suite 1625	Date	March 29, 2013
	St. Louis, Missouri 63105	Group-Contract No.	612-40958
		Plant	Various
		Name of Mine	Various

Attention: Mr. Martin Wilson

Armstrong Coal Company (“Armstrong”) and the Tennessee Valley Authority ( “TVA”) hereby agree to revise TVA Group-Contract No. 612-40958, as previously amended by Supplement Nos. 1-7, (the “Contract”) as provided below, which shall be effective March 29, 2013.

1.	TVA has elected to increase shipments of coal above the amounts of the Base Tonnage in Contract Year 2014 by 500,000 tons per year (“the Option Tonnage”) as referenced in Subsection 2.1.2 of the Contract.

2.	Per this Supplement No. 8, the Annual Contract Tonnage for Contract Year 2014 would be increased from 1,000,000 tons to 1,500,000 tons (which is the combined tonnage of 1,000,000 Base Tonnage and 500,000 Option Tonnage).

3.	All other provisions of the Contract remain unchanged.

Please complete the acceptance below and return the copy of this Contract Supplement to this office. You should retain the original for your file. The acceptance date of this Supplement No. 8 shall be the date on which both parties have signed a copy thereof.

Accepted	ARMSTRONG COAL CO.	TENNESSEE VALLEY AUTHORITY
Company

By
	Signature	Signature

President		Director
Title		Title

3/29/13		3/29/2013
Date		Date

TVA RESTRICTED INFORMATION